EXHIBIT 1


                        Icahn & Co., Inc.
                 1 Wall Street Court, Suite 980
                       New York, NY 10005



                                   July 10, 1997



Via Federal Express

Panaco, Inc.
1050 W. Blue Ridge Blvd.
Kansas City, MO 64145

Attention: Corporate Secretary

          Re:  Stockholder Notice to Submit Business

Ladies and Gentlemen:

          Icahn & Co., Inc. ("Icahn & Co.") is hereby submitting this notice in order to comply with the requirements (the "Certificate of Incorporation Requirements") set forth in Article NINTH of the Certificate of Incorporation of Panaco, Inc. (the "Corporation"). Icahn & Co.'s address is 1 Wall Street Court, Suite 980, New York, New York 10005. The telephone number of Icahn & Co. is (212) 635-5560. Icahn & Co. is the record owner, directly, of 1000 shares of common stock, par value $.01 per share, of the Corporation ("Common Stock"). These shares are beneficially owned by High River Limited Partnership ("High River"), an affiliate of Icahn & Co., which has approved the giving of this notice by Icahn & Co. For further information on the beneficial ownership of the Corporation's securities by Icahn & Co. and its affiliates, including, without limitation, High River and Carl C. Icahn, reference should be made to Annex A to this notice.

          Icahn & Co. hereby represents that it intends to appear at the 1997 annual meeting of the Corporation's stockholders (the
"Annual Meeting") in person or by proxy to submit the business specified in this notice.

          Icahn & Co. is seeking at the Annual Meeting to elect the following persons as members of the Board of Directors of the Corporation and, in that regard, proposes to nominate the following persons (each a "Nominee" and, collectively, the "Nominees") as Nominees for election as directors of the Corporation at the Annual
Meeting:

          Harold First
          Jouko T. Tamminen

          In addition, Icahn & Co. designates the following person (the "Alternate") as an alternate nominee for election as director of the Corporation at the Annual Meeting. Such Alternate will stand for election in the event that any of the Nominees are, for any reason, unable or unwilling to stand for, or otherwise withdraws as a Nominee for, election as a director of the Corporation. In the event that any Nominee is unable or unwilling to stand for, or otherwise withdraws from, election as a director of the Corporation, it is intended that the following Alternate will be designated to become a Nominee:

          Theodore Altman

          Icahn & Co. is proposing to nominate two (2) Nominees in accordance with its understanding that, at the time of the Annual Meeting, the terms of office of the Class I directors will expire, thereby creating two vacant seats on the Board of Directors of the Corporation ("Board"). In the event, however, that the Corporation increases the size of the Board prior to the Annual Meeting, for any reason, or in the event that additional Board seats become vacant prior to the Annual Meeting, Icahn & Co. hereby reserves the right to increase the number of its Nominees so that the number of Nominees proposed to be nominated at the Annual Meeting by Icahn & Co. will, in no event, be less than the number of nominees which the management of the Corporation proposes to nominate at the Annual Meeting. In the event that Icahn & Co. increases the number of Nominees, for any reason, then Icahn & Co. will, at the appropriate time, provide the appropriate information regarding such additional Nominees to the Corporation.

          The exact text of the proposal to be submitted by Icahn
& Co. at the Annual Meeting shall read as follows:

          "RESOLVED, that each of (______________ and _____________) shall be elected to serve as directors on the Board of Directors of Panaco, Inc. until their respective successors are elected and qualified."

The reason for conducting such business at the Annual Meeting is to nominate for election to the Board of the Corporation a slate of directors whose intention is to maximize stockholder value through various means, which might include, but is not limited to, the possible consideration by the Nominees, if elected to the Board, of the Corporation's engaging in a business combination ("Business Combination") with National Energy Group, Inc. ("NEG"), in the event that such Business Combination is proposed by NEG on terms which are fair to the stockholders of the Corporation.

          Icahn & Co. hereby advises you that certain information relating to each of the Nominees and the Alternate is set forth in Annexes B through G of this notice. Except as set forth herein or in any of such Annexes (or any attachments thereto), to the best knowledge of Icahn & Co. (i) no Nominee or Alternate owns any securities of the Corporation or any parent or subsidiary of the Corporation, directly or indirectly, beneficially or of record, or has purchased or sold any securities of the Corporation within the past two years, and none of their associates beneficially owns, directly or indirectly, any securities of the Corporation, (ii) no Nominee or Alternate, his associates or any member of his immediate family, or Icahn & Co. or their associates has any arrangement or understanding with any person (a) with respect to any future employment by the Corporation or its affiliates or (b) with respect to future transactions to which the Corporation or any of its affiliates will or may be a party, nor any material interest, direct or indirect, in any transaction, or series of similar transactions, that has occurred since January 1, 1996 or any currently proposed transaction, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000, (iii) no Nominee or Alternate is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies, (iv) no Nominee or Alternate or any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of the Corporation and (v) there is no other information with respect to any Nominee or Alternate that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this notice, including the Annexes and any attachments thereto, should be deemed disclosed for all purposes of this notice. The written consent of each of the Nominees as required by the Certificate of Incorporation Requirements is attached as Annexes E-G.

I. ARRANGEMENTS AND UNDERSTANDINGS BETWEEN ICAHN & CO., INC., ITS AFFILIATES, NOMINEES AND THE ALTERNATE NOMINEE.


          The following is a general description of all arrangements or understandings between Icahn & Co., affiliates of Icahn & Co., the Nominees and the Alternate Nominee and any other person, pursuant to which the nomination or nominations set forth above are being made, which, to the extent that the same is memorialized in an agreement and annexed to this notice, is qualified in its entirety by reference to the more complete and detailed information contained in such agreements:

          (i) As of May 1, 1997, Starfire Holding Corporation, an affiliate of Icahn & Co., ("Starfire"), entered into an agreement ("Indemnification Agreement") with Jouko Tamminen ("Tamminen"). Pursuant to the Indemnification Agreement, Starfire has agreed to indemnify Tamminen, to the extent provided in the Indemnification Agreement, for losses incurred by Tamminen in connection with, among other things, Tamminen's serving, at the request of Icahn & Co. or its affiliates, as a director of any entity which Tamminen is requested to so serve by Starfire and its affiliates.

          (ii) Each Nominee and the Alternate Nominee has signed a written consent ("Consent"), accepting his nomination by Icahn & Co., consenting to be named as a Nominee for election to the Board of the Corporation and agreeing to serve as a director of the Corporation, if elected by the stockholders of the Corporation at the Annual Meeting of the Corporation.

II.  MATERIAL INTEREST IN TRANSACTIONS BY AFFILIATES OF ICAHN & CO.

          The following is general description of transactions wherein affiliates of Icahn & Co. may deemed to have a material interest:

          (i) As discussed in Annex A appended hereto, Carl C. Icahn ("Icahn"), the owner and sole shareholder of Icahn & Co., may be deemed the indirect beneficial owner of approximately 14.9 percent of the Common Stock of the Corporation. In addition to his ownership of the Corporation's Common Stock, Icahn may also be deemed to be the beneficial owner of 3,068,100 shares of Class A common stock of NEG ("NEG Class A Shares"), representing approximately eight and one-half (8.5) percent of the 36,301,099 NEG Class A Shares, stated to be outstanding as of March 31, 1997, by NEG in its report filed on Form 10-Q, dated May 12, 1997. In addition to the NEG Class A Shares, Icahn may also be deemed to be the beneficial owner of shares of 100,000 Series D Preferred Stock as well as 700,000 Warrants to purchase NEG Class A Shares. The Series D Preferred Stock may under certain circumstances, be converted to, and the Warrants may, under certain circumstances be exercised to purchase NEG Class A Shares. By virtue of Icahn's ownership of securities in both the Corporation and NEG, Icahn may be deemed to have a material interest in a Business Transaction between the Corporation and NEG, should such a Business Transaction be undertaken by the Corporation.

          Icahn & Co. will promptly provide any other information reasonably requested by the Corporation pursuant to the Certificate of Incorporation Requirements. Please be advised, however, that, notwithstanding the compliance by Icahn & Co. with the Certificate of Incorporation Requirements, neither the delivery of this notice in accordance with the terms of the Certificate of Incorporation Requirements nor the delivery of any additional information, if any, provided by Icahn & Co. or any of its affiliates to the Corporation from and after the date hereof shall be deemed to constitute an admission by Icahn & Co. or any of its affiliates of the legality or enforceability of the Certificate of Incorporation Requirements or a waiver by any such person or entity of its right to, in any way, contest or challenge the enforceability thereof. In addition, Icahn & Co. reserves the right from time to time, when appropriate to add to or otherwise change any of the information herein provided.

                              Very truly yours,

                              /s/ Richard T. Buonato

                              Richard T. Buonato
                              Vice President

     [signature page to Panaco stockholder proposal notice]

                              ANNEX A


          As of the close of business on July 9, 1997, affiliates of Icahn & Co. may be deemed to beneficially own in the aggregate 3,030,000 shares of Common Stock representing approximately 14.9% of the Corporation's outstanding shares of Common Stock (based upon the 20,382,087 shares of Common Stock stated to be outstanding as of May 15, 1997, by the Corporation in the Corporation 10-Q filing filed with the Securities and Exchange Commission for the quarter ended March 31, 1997).

          High River Limited Partnership, a Delaware limited partnership, and an affiliate of Icahn & Co. ("High River"), has sole voting power and sole dispositive power with regard to 3,030,000 shares of Common Stock. Riverdale LLC, a New York limited liability company, and an affiliate of Icahn & Co.("Riverdale"), has shared voting power and shared dispositive power with regard to the 3,030,000 shares of Common Stock.

          Riverdale LLC, the general partner of High River, is over 99 percent owned by Carl C. Icahn ("Icahn"). As such, Icahn may be deemed to have shared voting and dispositive power over 3,030,000 shares of Common Stock.


                            ANNEX B

                          HAROLD FIRST



Name:
Harold First (the "Nominee")


Age:
61


Business
Address:
345 Park Avenue
New York, New York 10154



Business
Telephone
Number:

Residence
Address:

Residence
Telephone
Number:
(212) 872-6640



13-55 Wilkens Court
Fairlawn, New Jersey 07410

(201) 791-5804




          Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

               Financial Consultant
               345 Park Avenue
               New York, New York 10154
               January 1993 - Present
               Self-employed

               Icahn Holding Corp.
               100 South Bedford Road
               Mount Kisco, New York 10549
               December 1990 - January 1993
               Chief Financial Officer

               Trans World Airlines, Inc.
               One City Centre
               515 North Sixth Street
               St. Louis, Missouri 63101
               Spring 1992 - January 3, 1993
               Senior Vice President

               American Property Investors, Inc.,
               the general partner of American Real Estate
               Partners, L.P.
               100 South Bedford Road
               Mount Kisco, NY  10549
               March 1991 - December 1992
               Vice Chairman of the Board of Directors

The entities listed above are not parents, subsidiaries or other affiliates of Panaco, Inc. ("Panaco"). The Nominee does not hold any positions or offices with Panaco.

          The Nominee currently is a director of the following companies that have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

               Marvel Entertainment Group, Inc.
               Toy Biz, Inc.
               Cadus Pharmaceutical Corp.
               Telesave Holdings, Inc.

                                                         ANNEX C

                        JOUKO T. TAMMINEN


Name:
Jouko T. Tamminen


Age:
37


Business Address:
c/o Icahn Associates Corp.
767 Fifth Avenue
New York, New York 10153


Business Telephone
Number:
(212) 702-4314




Residence Address:
1160 Rockrimmon Road
Stamford, CT 06903


Residence
Telephone
Number:


(203) 329-3283


          Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

               Icahn Associates Corp.
               767 Fifth Avenue
               New York, NY 10153
               October 1, 1996 - Present
               Senior Vice President

               Morgens, Waterfall, Vintiadis & Company, Inc.
               10 East 50th Street, 26th Floor
               New York, NY 10022
               Portfolio Manager
               April 1991 - March 1996

The entities listed above are not parents, subsidiaries or other affiliates of Panaco, Inc.("Panaco"). The Nominee does not hold any positions or offices with Panaco.

          The Nominee currently is a director of the following companies that have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

               Marvel Entertainment, Inc.
               Toy Biz, Inc.

                                                          ANNEX D

                         THEODORE ALTMAN




Name:
Theodore Altman


Age:
55


Business
Address:
Gordon Altman Butowsky Weitzen Shalov & Wein
114 West 47th Street, 21st Floor
New York, NY 10036-1510


Business
Telephone
Number:
(212) 626-0812





Residence
Address:
94 Haights Cross Road
Chappaqua, New York 10514



Residence
Telephone
Number:
(914) 238-0071




          Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment.

               Law Firm
               Gordon Altman Butowsky Weitzen Shalov & Wein
               114 West 47th Street, 21st Floor
               New York, New York 10036-1510
               Senior Partner
               1975 - Present


The entity listed above is not a parent, subsidiary or other affiliate of Panaco, Inc. ("Panaco"). The Nominee does not hold any positions or offices with Panaco.

          The Nominee currently is a director of the following companies that have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or that are subject to the requirements of Section 15(d) of the Exchange Act or that are registered as an investment company under the Investment Company Act of 1940:

          Cadus Pharmaceutical Corp.


                           ANNEX E


                      CONSENT OF NOMINEE


     The undersigned hereby accepts his nomination by Icahn & Co., Inc. as a nominee for election as a director of Panaco, Inc. (the "Company"), consents to being named as a nominee for election as a director of the Company in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                              /s/ Harold First

Subscribed and sword to before
me this 7th day of July, 1997




/s/ S. Roslyn Schnoll
Notary Public

                                                          ANNEX F


                      CONSENT OF NOMINEE


     The undersigned hereby accepts his nomination by Icahn & Co., Inc., as a nominee for election as a director of Panaco, Inc. (the "Company") consents to being named as a nominee for election as a director of the Company, in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                              /s/ Jouko T. Tamminen

Subscribed and sworn to before
me this 9th day of July, 1997.



/s/ Alice Blumberg
Notary Public

                                                          ANNEX G


                      CONSENT OF NOMINEE


     The undersigned hereby accepts his nomination by Icahn & Co., Inc., as a nominee for election as a director of Panaco, Inc. (the "Company") consents to being named as a nominee for election as a director of the Company, in the proxy statement and other materials concerning the undersigned's nomination in connection with the solicitation of proxies from stockholders of the Company to be voted at the 1997 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.




                              /s/ Theodore Altman

Subscribed and sworn to before
me this 9th day of July, 1997.


/s/ Roberta Perpich
Notary Public